                              DEL WEBB CORPORATION

                                       AND

                      STATE STREET BANK AND TRUST COMPANY,

                                   AS TRUSTEE

                                       AND

                   STATE STREET BANK AND TRUST COMPANY, N.A.,

                                    AS AGENT

                                  $150,000,000


                 9 3/4% Senior Subordinated Debentures due 2008

                                    INDENTURE

                          Dated as of January 21, 1997

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
  ACT SECTION                                                                                   INDENTURE SECTION
  -----------                                                                                   -----------------


310(a)(1)...............................................................................         7.10
     (a)(2).............................................................................         7.10
     (a)(3).............................................................................         N.A.
     (a)(4).............................................................................         N.A.
     (b)................................................................................         7.08; 7.10; 10.02
     (c)................................................................................         N.A.
311(a)..................................................................................         7.11
     (b)................................................................................         7.11
     (c)................................................................................         N.A.

312(a)..................................................................................         2.05
     (b)................................................................................         10.03
     (c)................................................................................         10.03
313(a)..................................................................................         7.06
     (b)(1).............................................................................         N.A.
     (b)(2).............................................................................         7.06
     (c)................................................................................         7.06; 10.02
     (d)................................................................................         7.06
314(a)..................................................................................         4.02; 10.02
     (b)................................................................................         N.A.
     (c)(1).............................................................................         10.04
     (c)(2).............................................................................         10.04
     (c)(3).............................................................................         N.A.
     (d)................................................................................         N.A.
     (e)................................................................................         10.05
     (f)................................................................................         N.A.
315(a)..................................................................................         7.01(b)
     (b)................................................................................         7.05; 10.02
     (c)................................................................................         7.01(a)
     (d)................................................................................         7.01(c)
     (e)................................................................................         6.11
316(a)(last sentence)...................................................................         2.09
     (a)(1)(A)..........................................................................         6.05
     (a)(1)(B)..........................................................................         6.04
     (a)(2).............................................................................         N.A.
     (b)................................................................................         6.07
317(a)(1)...............................................................................         6.08
     (a)(2).............................................................................         6.09
     (b)................................................................................         2.04
318(a)..................................................................................         10.01


                           N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                 Page
ARTICLE 1 - THE SECURITIES......................................................................................  1

Section 1.01      Definitions...................................................................................  1
                  "9% Debentures"...............................................................................  1
                  "9 3/4% Debentures"...........................................................................  1
                  "Acquired Indebtedness".......................................................................  1
                  "Affiliate" ..................................................................................  1
                  "Agent" ......................................................................................  1
                  "Asset Sale"..................................................................................  1
                  "Board of Directors"..........................................................................  2
                  "Capital Stock" ..............................................................................  2
                  "Capitalized Lease Obligations"...............................................................  2
                  "Change of Control" ..........................................................................  2
                  "Common Equity"...............................................................................  2
                  "Company".....................................................................................  2
                  "Consolidated Cash Flow Available for Fixed Charges"..........................................  2
                  "Consolidated Fixed Charge Coverage Ratio"....................................................  3
                  "Consolidated Income Tax Expense".............................................................  3
                  "Consolidated Interest Expense"...............................................................  3
                  "Consolidated Net Earnings"...................................................................  3
                  "Consolidated Tangible Net Worth".............................................................  4
                  "Default".....................................................................................  4
                  "Discontinued Operations".....................................................................  4
                  "Disqualified Stock"..........................................................................  4
                  "Excess Asset Lien"...........................................................................  5
                  "Exchange Act"................................................................................  5
                  "Excluded Debt"...............................................................................  5
                  "Foothills"...................................................................................  5
                  "GAAP"........................................................................................  5
                  "Guarantee"...................................................................................  5
                  "Holder" or "Securityholder"..................................................................  5
                  "Indebtedness"................................................................................  5
                  "Indenture"...................................................................................  6
                  "Intangible Assets"...........................................................................  6
                  "Investments".................................................................................  6
                  "Lien"........................................................................................  6
                  "Material Subsidiary".........................................................................  6
                  "Non-Recourse Indebtedness"...................................................................  7
                  "Officers' Certificate".......................................................................  7
                  "Opinion of Counsel"..........................................................................  7
                  "Person"......................................................................................  7
                  "principal"...................................................................................  7
                  "redemption date".............................................................................  7
                  "redemption price"............................................................................  8

                                                                                                                 Page

                  "Refinancing Indebtedness"....................................................................  8
                  "Released Asset Value"........................................................................  8
                  "repurchaseable"..............................................................................  8
                  "Restricted Payment"..........................................................................  8
                  "Restricted Subsidiaries".....................................................................  9
                  "SEC".........................................................................................  9
                  "Securities"..................................................................................  9
                  "subsidiary"..................................................................................  9
                  "Sun City Las Vegas"..........................................................................  9
                  "Sun City Palm Desert"........................................................................  9
                  "Sun City Tucson".............................................................................  9
                  "Sun City West"...............................................................................  9
                  "TIA".........................................................................................  9
                  "Trustee".....................................................................................  9
                  "Trust Officer"...............................................................................  9
                  "Unrestricted Subsidiaries"...................................................................  9
                  "Weighted Average Life to Maturity"........................................................... 10
                  "Wholly Owned Restricted Subsidiary".......................................................... 10
                  "Wholly Owned Subsidiary"..................................................................... 10

         SECTION 1.02      Other Definitions.................................................................... 11
         SECTION 1.03      Incorporation by Reference of Trust Indenture Act.................................... 11
         SECTION 1.04      Rules of Construction................................................................ 11

ARTICLE 2 - THE SECURITIES...................................................................................... 12
         SECTION 2.01      Form and Dating...................................................................... 12
         SECTION 2.02      Execution and Authentication......................................................... 12
         SECTION 2.03      Registrar and Paying Agent........................................................... 13
         SECTION 2.04      Paying Agent to Hold Money in Trust.................................................. 13
         SECTION 2.05      Securityholder Lists................................................................. 13
         SECTION 2.06      Transfer and Exchange................................................................ 14
         SECTION 2.07      Replacement Securities............................................................... 14
         SECTION 2.08      Outstanding Securities............................................................... 14
         SECTION 2.09      When Treasury Securities Disregarded................................................. 15
         SECTION 2.10      Temporary Securities................................................................. 15
         SECTION 2.11      Cancellation......................................................................... 15
         SECTION 2.12      Defaulted Interest................................................................... 15
         SECTION 2.13      CUSIP Number......................................................................... 15

ARTICLE 3 - REDEMPTION.......................................................................................... 16
         SECTION 3.01      Notices to Trustee................................................................... 16
         SECTION 3.02      Selection of Securities to be Redeemed............................................... 16
         SECTION 3.03      Notice of Redemption................................................................. 16
         SECTION 3.04      Effect of Notice of Redemption....................................................... 17
         SECTION 3.05      Deposit of Redemption Price.......................................................... 17
         SECTION 3.06      Securities Redeemed in Part.......................................................... 17

                                                                                                                Page
ARTICLE 4
COVENANTS....................................................................................................... 17
         SECTION 4.01      Payment of Securities................................................................ 17
         SECTION 4.02      SEC Reports.......................................................................... 18
         SECTION 4.03      Compliance Certificate............................................................... 18
         SECTION 4.04      Maintenance of Office or Agency...................................................... 19
         SECTION 4.05      Restrictions on Additional Indebtedness.............................................. 19
         SECTION 4.06      Restrictions on Dividends and Other Payments......................................... 20
         SECTION 4.07      Limitations on Restrictions on Distributions from Restricted Subsidiaries............ 21
         SECTION 4.08      Limitations on Transactions with Affiliates. ........................................ 22
         SECTION 4.09      Continued Existence.................................................................. 22
         SECTION 4.10      Taxes................................................................................ 22
         SECTION 4.11      Limitation on Ranking of Future Indebtedness......................................... 23
         SECTION 4.12      Stay, Extension and Usury Laws....................................................... 23
         SECTION 4.13      Investment Company Act............................................................... 23
         SECTION 4.14      Change of Control.................................................................... 23
         SECTION 4.15      Maintenance of Consolidated Tangible Net Worth....................................... 24

         ARTICLE 5 - SUCCESSORS................................................................................. 27
         SECTION 5.01      When the Company May Merge, etc...................................................... 27
         SECTION 5.02      Successor Corporation Substituted.................................................... 27
         SECTION 5.03      Purchase Option on Change of Control................................................. 28

ARTICLE 6 - DEFAULTS AND REMEDIES............................................................................... 28
         SECTION 6.01      Events of Default.................................................................... 28
         SECTION 6.02      Acceleration......................................................................... 30
         SECTION 6.03      Other Remedies....................................................................... 30
         SECTION 6.04      Waiver of Past Defaults.............................................................. 30
         SECTION 6.05      Control by Majority.................................................................. 31
         SECTION 6.06      Limitation on Suits.................................................................. 31
         SECTION 6.07      Rights of Holders to Receive Payment................................................. 31
         SECTION 6.08      Collection Suit by Trustee........................................................... 31
         SECTION 6.09      Trustee May File Proofs of Claim..................................................... 32
         SECTION 6.10      Priorities........................................................................... 32
         SECTION 6.11      Undertaking for Costs................................................................ 32

ARTICLE 7 - THE TRUSTEE......................................................................................... 32
         SECTION 7.01      Duties of the Trustee................................................................ 33
         SECTION 7.02      Rights of the Trustee................................................................ 34
         SECTION 7.03      Individual Rights of the Trustee..................................................... 34
         SECTION 7.04      Trustee's Disclaimer................................................................. 34
         SECTION 7.05      Notice of Defaults................................................................... 34
         SECTION 7.06      Reports by the Trustee to Holders.................................................... 35
         SECTION 7.07      Compensation and Indemnity........................................................... 35
         SECTION 7.08      Replacement of the Trustee........................................................... 36

                                                                                                                 Page
         SECTION 7.09      Successor Trustee by Merger, etc..................................................... 36
         SECTION 7.10      Eligibility; Disqualification........................................................ 37
         SECTION 7.11      Preferential Collection of Claims Against Company.................................... 37

ARTICLE 8 - SATISFACTION AND DISCHARGE OF INDENTURE............................................................. 37
         SECTION 8.01      Termination of Company's Obligations................................................. 37
         SECTION 8.02      Application of Trust Money........................................................... 40
         SECTION 8.03      Repayment to Company................................................................. 40
         SECTION 8.04      Reinstatement........................................................................ 40

ARTICLE 9 - AMENDMENTS.......................................................................................... 40
         SECTION 9.01      Without the Consent of Holders....................................................... 40
         SECTION 9.02      With the Consent of Holders.......................................................... 41
         SECTION 9.03      Compliance with the Trust Indenture Act.............................................. 42
         SECTION 9.04      Revocation and Effect of Consents.................................................... 42
         SECTION 9.05      Notation on or Exchange of Securities................................................ 42
         SECTION 9.06      The Trustee Protected................................................................ 42

ARTICLE 10 - GENERAL PROVISIONS................................................................................. 43
         SECTION 10.01     Trust Indenture Act Controls......................................................... 43
         SECTION 10.02     Notices.............................................................................. 43
         SECTION 10.03     Communication by Holders With Other Holders.......................................... 43
         SECTION 10.04     Certificate and Opinion as to Conditions Precedent................................... 43
         SECTION 10.05     Statements Required in Certificate or Opinion........................................ 44
         SECTION 10.06     Rules by Trustee and Agents.......................................................... 44
         SECTION 10.07     Legal Holidays....................................................................... 44
         SECTION 10.08     No Recourse Against Others........................................................... 44
         SECTION 10.09     Counterparts......................................................................... 45
         SECTION 10.10     Other Provisions..................................................................... 45
         SECTION 10.11     Governing Law........................................................................ 46
         SECTION 10.12     No Adverse Interpretation of Other Agreements........................................ 46
         SECTION 10.13     Successors........................................................................... 46
         SECTION 10.14     Severability......................................................................... 46
         SECTION 10.15     Table of Contents, Headings, Etc..................................................... 46

ARTICLE 11 - SUBORDINATION...................................................................................... 46
         SECTION 11.01     Agreement to Subordinate............................................................. 46
         SECTION 11.02     Certain Definitions.................................................................. 46
         SECTION 11.03     Liquidation; Dissolution; Bankruptcy................................................. 47
         SECTION 11.04     Default on Designated Senior Debt.................................................... 48
         SECTION 11.05     Acceleration of Securities........................................................... 48
         SECTION 11.06     When Distributions Must Be Paid Over................................................. 48
         SECTION 11.07     Notice by the Company................................................................ 49
         SECTION 11.08     Subrogation.......................................................................... 49
         SECTION 11.09     Relative Rights...................................................................... 49

                                                                                                                 Page
         SECTION 11.10     Subordination May Not Be Impaired by the Company..................................... 50
         SECTION 11.11     Distribution or Notice to the Representative......................................... 50
         SECTION 11.12     Rights of the Trustee and Paying Agent............................................... 50
         SECTION 11.13     No Fiduciary Duty to Holders of Senior Debt.......................................... 51

         This Indenture, dated as of January 21, 1997, is between Del Webb Corporation, a Delaware corporation (hereinafter the "Company" as more fully set forth in Section 1.01), and State Street Bank and Trust Company, a Massachusetts trust company, as Trustee hereunder (hereinafter the "Trustee" as more fully set forth in Section 1.01), and State Street Bank and Trust Company, N.A., a national banking association and an Affiliate of the Trustee (hereinafter State Street N.A. and, as more fully set forth in Sections 1.01 and 2.03, an Agent).

         The Company has duly authorized the creation of its Senior Subordinated Debentures (the "Securities") and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities.

                                    ARTICLE 1

                                 THE SECURITIES

SECTION 1.01          DEFINITIONS.

         "9% Debentures" means the Company's 9% Senior Subordinated Debentures due 2006.

         "9 3/4% Debentures" means the Company's 9 3/4% Senior Subordinated Debentures due 2003.

         "Acquired Indebtedness" means (i) with respect to any Person that becomes a subsidiary of the Company after the date hereof, Indebtedness of such Person and its subsidiaries existing at the time such Person becomes a subsidiary of the Company that was not incurred in connection with, or in contemplation of, such Person becoming a subsidiary of the Company and (ii) with respect to the Company or any of its subsidiaries, any Indebtedness assumed by the Company or any of its subsidiaries in connection with the acquisition of an asset from another Person that was not incurred by such other Person in connection with, or in contemplation of, such acquisition.

         "Affiliate" of any Person means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the referent Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" shall not include, with respect to the Company or any Wholly Owned Subsidiary of the Company, any Wholly Owned Subsidiary of the Company.

         "Agent" means any Registrar, Paying Agent, Co-Registrar or Co-Paying Agent; when reference is made to the Registrar herein, such reference shall include each Co-Registrar; and when reference is made to the Paying Agent herein, such reference shall include each Co-Paying Agent.

         "Asset Sale" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger, consolidation, operation of law or otherwise) of any assets of the Company or its Restricted Subsidiaries in any transaction, or series of related transactions, outside of the Company's then ordinary course of business, where the proceeds from any such sale, lease, conveyance or other disposition, whether in a transaction or series of related transactions, exceeds $1,000,000.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

         "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

         "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Change of Control" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions, provided that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, 50 percent or more of all classes of Common Equity of such Person or group immediately after such transactions shall not be a change of control;
(ii) the acquisition by the Company and/or any of its subsidiaries of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company in one transaction or a series of related transactions; (iii) the liquidation or dissolution of the Company, provided that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a change of control under the "provided" clause of clause (i) above shall not constitute a change of control under this clause (iii); or (iv) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Person, including a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Person, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company or any Person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company, or (b) less than 50 percent (measured by the aggregate voting power of all classes) of the Company's Common Equity being registered under Section 12(b) or 12(g) of the Exchange Act.

         "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

         "Company" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor.

         "Consolidated Cash Flow Available for Fixed Charges" of the Company means for any period the amounts for such period of (i) Consolidated Net Earnings, plus (ii) Consolidated Income Tax Expense, plus (iii) amortization of capitalized interest included in cost of sales, plus (iv) allocation of noncash costs to cost of sales, excluding interest, plus (v) to the extent not otherwise included, other noncash charges to earnings, net, reduced by (vi) noncash earnings included in Consolidated Net Earnings; all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" of the Company means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date to (ii) the aggregate Consolidated Interest Expense of the Company reasonably anticipated in good faith by the Company to become due during the fiscal quarter in which the determination date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter; provided, however, that in any calculation of the Company's Consolidated Fixed Charge Coverage Ratio, the interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the determination date had been the applicable rate for the entire period.

         "Consolidated Income Tax Expense" of the Company for any period means the provision for taxes based on earnings and profits of the Company and its Restricted Subsidiaries (but only to the extent such income or profits were included in computing the Consolidated Net Earnings of the Company for such period), determined on a consolidated basis consistent with the Company's past practices under Statement of Financial Accounting Standards No. 96.

         "Consolidated Interest Expense" of the Company for any period means the aggregate amount of interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on the consolidated statement of earnings of the Company and its Restricted Subsidiaries (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest amortized to cost of sales) and includes, without duplication (including duplication of the foregoing items), all capitalized interest and all interest incurred in connection with Investments in Discontinued Operations for such period and interest actually paid by the Company or a Restricted Subsidiary under any Guarantee of Indebtedness (including a Guarantee of principal, interest or any combination thereof) of any other Person, all determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Earnings" of the Company for any period means the net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (except that income taxes shall be determined on a basis consistent with the Company's past practices under Statement of Financial Accounting Standards No. 96); provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Restricted Subsidiary of the Company) in which any Person other than the Company has an ownership interest, except to the extent that any such income has actually been received by the Company or any of its Wholly Owned Restricted Subsidiaries in the form of dividends or similar distributions during such period; (ii) except to the extent includable in the consolidated net income of the Company pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net earnings of any Restricted Subsidiary of the Company (other than a Wholly Owned Restricted Subsidiary) to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of those earnings is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Restricted Subsidiary during such period (and when and to the extent such dividend or other distribution is permitted, such income not previously recognized shall then be recognized, in the period when such dividend or other distribution was permitted and to the extent of such permission); (iv) any gain (but not loss), together with any related provisions for taxes on any such gain, realized during such period by the Company or any of its Restricted Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any of its Restricted Subsidiaries, or (b) any Asset Sale by the Company or any of its Restricted Subsidiaries; (v) any extraordinary gain (but not extraordinary loss), together with any related provision for taxes on any such extraordinary gain, realized by the Company or any of its Restricted Subsidiaries during such period; and (vi) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; provided, further, that there shall be included in such Consolidated Net Earnings (to the extent not otherwise included therein) the net earnings of any Unrestricted Subsidiary of the Company to the extent such net earnings are received by the Company or a Wholly Owned Restricted Subsidiary in the form of cash dividends or other cash distributions from such Unrestricted Subsidiary; provided, further, that, in calculating Consolidated Net Earnings, the Company shall be entitled to take into consideration the tax benefits associated with any loss, but only when and to the extent such tax benefits are recognized by the Company; provided, further, that solely for purposes of calculating the Consolidated Fixed Charge Coverage Ratio under Section 4.05, Consolidated Net Earnings shall exclude (x) any noncash losses on valuation reserves relating to Discontinued Operations, Foothills, the 5,661-acre tract of land referred to under "Business and Properties -- Other Real Estate Activities -- Other" in the Annual Report of the Company on Form 10-K for the year ended June 30, 1993 or the 77-acre tract of land in Fort Collins, Colorado, each of which is owned by subsidiaries of the Company on the date hereof, except to the extent the Company has made Investments in the particular Discontinued Operation, Foothills or such other tracts of land in question since February 11, 1994, and (y) any noncash losses, whether or not extraordinary, incurred in connection with the issuance of Capital Stock of the Company (other than Disqualified Stock) in exchange for Indebtedness of the Company or its Wholly Owned Restricted Subsidiaries since February 11, 1994.

         "Consolidated Tangible Net Worth" of the Company as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock) of the Company and its Restricted Subsidiaries on a consolidated basis at such date, as determined in accordance with GAAP, less (i) all write-ups subsequent to December 31, 1992 in the book value of any asset owned by the Company or any of its Restricted Subsidiaries and (ii) Intangible Assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date.

         "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

         "Discontinued Operations" means with respect to the Company those operations of the Company and its subsidiaries which were classified as "discontinued operations" in the consolidated financial statements of the Company and its subsidiaries as of December 31, 1992.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities.

         "Excess Asset Lien" means a Lien on assets or property securing Non-Recourse Indebtedness incurred pursuant to clause (iv) of Section 4.05 to the extent the aggregate undepreciated and unamortized cost basis of such assets or property exceeds the outstanding principal amount of such Non-Recourse Indebtedness. The amount of a Restricted Payment based upon the grant of an Excess Asset Lien is the amount by which the undepreciated and unamortized cost basis of such assets or property at the date of grant of the Lien exceeds the outstanding principal amount of such Non-Recourse Indebtedness.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

         "Excluded Debt" means any Indebtedness of the Company which is (i) subordinated (subject to the rights of holders of Senior Debt) in right of payment to the Securities (upon liquidation or otherwise) at least to the extent that the Securities are subordinated to Senior Debt and (ii) matures after, and is not redeemable mandatorily or at the option of the holder thereof prior to, the final maturity date of the Securities.

         "Foothills" means Del E. Webb Foothills Corporation, the successor to an Arizona general partnership organized on January 31, 1986 for the purpose of acquiring and developing certain real property in Phoenix, Arizona (and its successors).

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case as in effect on the date hereof.

         "Guarantee" with respect to any obligation means: (i) any direct or indirect guarantee; (ii) any direct or indirect agreement or arrangement, contingent or otherwise, to purchase, repurchase or otherwise acquire any part or all of such obligation; or (iii) any other direct or indirect agreement or arrangement the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation.

         "Holder" or "Securityholder" means a person in whose name a Security is registered in the Registrar's books (if there is more than one Registrar and the Trustee is a Registrar, as registered in the books kept by the Trustee in its capacity as Registrar).

         "Indebtedness" of any Person at any date means, without duplication,
(i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien (other than assessment district and similar Liens arising in connection with municipal financings) on any asset of such Person, whether or not such Indebtedness is assumed by such Person and (vii) all Indebtedness of others Guaranteed by such Person to the extent of such Guarantee. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations described above, (b) the maximum liability of such Person for any contingent obligations under clause (iii) above and (c) in the case of clause
(vi), the lesser
of (A) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) the amount of the Indebtedness secured. To the extent such Person Guarantees the obligation of another Person to pay interest on indebtedness owed by such other Person, then a designated percentage of the interest Guaranteed or the principal amount of the underlying Indebtedness, as the case may be, shall be deemed Indebtedness of the referent Person. For purposes of this definition, the amount of such deemed Indebtedness of the referent Person shall be equal to the lesser of: (a) the aggregate principal amount of the underlying Indebtedness relating to such interest Guarantee or (b) the aggregate amount of interest due and payable over the term of such Indebtedness (or the term of the Securities, if shorter) determined based upon the rate of interest in effect as of the date of such determination, together with the maximum prepayment premium or penalty which could become due or payable with respect to such Indebtedness if such Indebtedness was prepaid prior to the maturity of the Securities. Notwithstanding the foregoing, Indebtedness shall not include (v) Indebtedness which has been defeased or discharged, (w) Indebtedness in respect of interest rate swap or similar agreements intended to protect against fluctuations in interest rates, or foreign currency hedge, exchange or similar agreements intended to protect against fluctuations in currency exchange rates, (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence, (y) letters of credit provided in the ordinary course of business securing performance (and not financial) obligations and (z) performance, completion, surety and similar bonds and similar purpose undertakings provided in the ordinary course of business.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Intangible Assets" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value at December 31, 1992 or the date of acquisition, if acquired subsequent thereto, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

         "Investments" of any Person means (i) all investments (assets net of liabilities) by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all Guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

         "Lien" means, with respect to any asset, any mortgage, deed of trust, pledge, lien, charge, security interest, adverse claim affecting title or resulting in a charge against such asset, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell).

         "Material Subsidiary" means (i) any subsidiary of the Company that holds, directly or indirectly, a material amount of the assets of Sun City West, Sun City Las Vegas, Sun City Palm Desert or Sun City Tucson or (ii) any other subsidiary of the Company which accounted for (a) 5% or more of the revenues of the Company on a consolidated basis for the four full fiscal quarters for which financial results have been reported immediately prior to the Default or Event of Default and (b) 5% or more of the total assets of the Company on a consolidated basis as of the four full fiscal quarters for which financial results have been reported immediately prior to the Default or Event of Default. Subsidiaries of the Company that hold assets of a specific real estate project will be a "Material Subsidiary Group" if such subsidiaries, when considered as one subsidiary, would be a Material Subsidiary under clause (ii) of the preceding sentence.

         "Non-Recourse Indebtedness" means Indebtedness secured by a Lien on property to the extent the liability for such Indebtedness (and any interest thereon) is limited to the security of the borrower's rights in such property and its income and rents, without liability on the part of the Company or any of its subsidiaries for any deficiency, including liability by reason of any agreement by the Company or any of its subsidiaries to provide additional capital or maintain the financial condition of or otherwise support the credit of the Person incurring such indebtedness; provided, however, that with respect to the Company and its Restricted Subsidiaries, Non-Recourse Indebtedness shall also include Indebtedness of Coventry of California, Inc., Del Webb's Coventry Homes, Inc., Del Webb's Coventry Homes of Tucson, Inc., Del Webb's Coventry Homes Construction of Tucson Co., Del Webb's Coventry Homes of Nevada, Inc., Del Webb Homes, Inc., Trovas Company and Trovas Construction Co. (collectively "Coventry"), but only to the extent that, and so long as, (a) such Indebtedness shall have no recourse whatsoever (including but not limited to, no recourse with respect to the collection of principal or interest on such Indebtedness) to the Company or any Restricted Subsidiary of the Company (other than Coventry) or any assets of the Company or any Restricted Subsidiary of the Company (other than Coventry), (b) neither the Company nor any of its Restricted Subsidiaries (other than Coventry) shall have provided to any holder of Indebtedness of Coventry any covenant or agreement to maintain a minimum net worth at Coventry or otherwise directly or indirectly provided any other similar form of credit or capital support to Coventry, (c) the proceeds of such Indebtedness are used exclusively by Coventry in connection with its business and (d) the aggregate of all direct and indirect Investments by the Company and its Restricted Subsidiaries in Coventry shall not exceed $15 million. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (1) environmental warranties or indemnities, (2) indemnities for fraud, misrepresentation or non-payment of rents or profits from secured assets to be paid to the lender or (3) any other matters which are at the relevant time customary in instruments evidencing or securing non-recourse Indebtedness.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "principal" of a debt security, including the Securities, means the principal of the security plus the premium, if any, on the security.

         "redemption date" when used with respect to any of the Securities to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture and the Securities.

         "redemption price" when used with respect to any of the Securities to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Securities.

         "Refinancing Indebtedness" means renewals, extensions, refinancings or refundings of Indebtedness outstanding on the date of, or permitted to be incurred by, the Indenture (including Refinancing Indebtedness, but excluding any Indebtedness incurred pursuant to clauses (i), (vi) and (vii) of Section 4.05), provided that, (A) in the case of any refinancing or refunding of Indebtedness equal in right of payment to the Securities, such Refinancing Indebtedness is made equal in right of payment or subordinate to the Securities and, in the case of any refinancing or refunding of Indebtedness subordinated to the Securities, such Refinancing Indebtedness is made subordinate to the Securities to substantially the same extent as such refinanced or refunded Indebtedness is subordinated to the Securities, (B) in either such case, such Refinancing Indebtedness does not require the payment of all or a portion of the principal thereof (whether pursuant to purchase, redemption, defeasance, retirement, sinking fund payment, payment at stated maturity or otherwise, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder) prior to the final scheduled maturity of the Indebtedness being refinanced or refunded, (C) the portion, if any, of such Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Securities has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Securities, (D) such Refinancing Indebtedness will be Refinancing Indebtedness to the extent it is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refinanced or refunded and (E) if such Indebtedness being renewed, extended, refinanced or refunded is Non-Recourse Indebtedness incurred pursuant to clause (iv) of Section 4.05, only to the extent such Refinancing Indebtedness is Non-Recourse Indebtedness and is secured with only the assets as the Indebtedness being renewed, extended, refinanced or refunded. For purposes of this definition, the final scheduled maturity of the Company's 10 7/8% Senior Notes due 2000 shall be deemed to be March 31, 1997.

         "Released Asset Value" means the undepreciated and unamortized cost basis of assets or property, or portion thereof, of the Company or a Restricted Subsidiary which is released from an Excess Asset Lien (to the extent of the release). The amount of the Released Asset Value is equal to the undepreciated and unamortized cost basis of such assets or property (or relevant portion thereof), at the time of the granting of the Excess Asset Lien, so released (to the extent of the release).

         "repurchaseable" does not include redeemable.

         "Restricted Payment" means with respect to any Person, (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person shall not constitute a Restricted Payment), (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (iii) any Investment in (a) an Unrestricted Subsidiary necessary to fund operating expenses, or (b) any other Investment in an Unrestricted Subsidiary, (iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of (a) Excluded Debt or (b) Indebtedness of the Company or its subsidiaries which is subordinated in right of payment to the Securities prior to the scheduled principal payment or scheduled maturity of such Indebtedness or
(v) the grant of an Excess Asset Lien; provided, however, that with respect to the Company and its subsidiaries, Restricted Payments shall not include (a) any payment described in clause (i) or (ii) above made to the Company or any of its Wholly Owned Restricted Subsidiaries by any of the Company's subsidiaries, (b) any underwritten call of Indebtedness of the Company which is convertible into Capital Stock (other than Disqualified Stock) but only to the extent the Company is not required to make any redemption or principal payments in respect of Indebtedness subject to such underwritten call (other than redemption and principal payments which are covered by the net proceeds received by the Company from a concurrent sale of Capital Stock (other than Disqualified Stock) to the underwriters or standby purchasers participating in such underwritten call) or (c) the exchange by the Company of Capital Stock (other than Disqualified Stock) for Indebtedness of the Company or a Restricted Subsidiary in an exchange offer, but only to the extent the exchange is solely for such Capital Stock.

         "Restricted Subsidiaries" means each of the subsidiaries of the Company which is not, as of the determination date, an Unrestricted Subsidiary of the Company.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Securities described above issued under this Indenture.

         "subsidiary" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.

         "Sun City Las Vegas" means the Company's age-restricted active adult community development located in Las Vegas, Nevada, as its geographic boundaries existed at February 11, 1994.

         "Sun City Palm Desert" means the Company's age-restricted active adult community development located in the Coachella Valley in Southern California (formerly known as Sun City Palm Springs), as its geographic boundaries existed at February 11, 1994.

         "Sun City Tucson" means the Company's age-restricted active adult community development located in Pima County, Arizona, as its geographic boundaries existed at February 11, 1994.

         "Sun City West" means the Company's age-restricted active adult community development located in Maricopa County, Arizona, as its geographic boundaries existed at February 11, 1994.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77-bbbb) as in effect on the date of execution of this Indenture, except as provided in Section 9.03.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Unrestricted Subsidiaries" means each of the subsidiaries of the Company so designated by a resolution adopted by the Company's Board of Directors and whose creditors have no direct or indirect recourse (including, but not limited to, recourse with respect to the payment of principal or interest on Indebtedness of such subsidiary) to the Company or a Restricted Subsidiary (except to the extent the Investment made by the Company in the Unrestricted Subsidiary is (a) permitted under Section 4.06 and (b) is a Guarantee); provided, however, that the Board of Directors of the Company will be prohibited from designating any subsidiary which holds, directly or indirectly, any of the assets of Sun City West, Sun City Tucson, Sun City Las Vegas or Sun City Palm Desert as an Unrestricted Subsidiary. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided that (i) any such redesignation shall be deemed to be an incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated subsidiary for purposes of Section
4.05 as of the date of such redesignation and (ii) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could incur $1 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio in Section 4.05. Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, provided that (i) all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under Section 4.06 and (ii) immediately after giving effect to such designation and reduction of amounts available for Restricted Payments under Section 4.06, the Company and its Restricted Subsidiaries could incur $1 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio in Section 4.05. Any such designation or redesignation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Resolution of the Company's Board of Directors giving effect to such designation or redesignation and an officer's certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such certificate.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof (if applicable), at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness or portion thereof (if applicable) into (ii) the sum of the products obtained by multiplying (a) the amount of each remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" of the Company means a Restricted Subsidiary of the Company of which 100% of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or through one or more other Wholly Owned Restricted Subsidiaries of the Company.

         "Wholly Owned Subsidiary" of any Person means (i) a subsidiary of which 100% of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity.

SECTION 1.02          OTHER DEFINITIONS.

                                                                                                         Defined in
                Term                                                                                       Section
                ----                                                                                       -------


         "Affiliate Transaction"       ............................................................           4.08
         "Bankruptcy Law"              ............................................................           6.01

         "business day"                ...........................................................   10.07
         "Custodian"                   ...........................................................    6.01
         "Debt"                        ...........................................................   11.02
         "Designated Senior Debt"      ...........................................................   11.02
         "Event of Default"            ...........................................................    6.01
         "Legal Holiday"               ...........................................................   10.07
         "Officer"                     ...........................................................   10.10
         "Paying Agent"                ...........................................................    2.03
         "Registrar"                   ...........................................................    2.03
         "Representative"              ...........................................................   11.02
         "Senior Debt"                 ...........................................................   11.02
         "United States Government Obligations"...................................................    8.01


SECTION 1.03          INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Securityholder or Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Securities means the Company or any other obligor on the Securities.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04          RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                           (1) a term has the meaning assigned to it;

                           (2) an accounting term not otherwise defined has the
                  meaning assigned to it in accordance with GAAP;

                           (3)   "or" is not exclusive;

                           (4) words in the singular include the plural, and in
                  the plural include the singular; and

                           (5) the male, female and neuter genders include one
                  another.

                                    ARTICLE 2
                                 THE SECURITIES

SECTION 2.01          FORM AND DATING.

         The Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form set forth in Exhibit A, which is part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the forms of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02          EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities (being $150,000,000). The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

SECTION 2.03          REGISTRAR AND PAYING AGENT.

         The Company shall maintain or cause to be maintained in the Borough of Manhattan, City of New York (the "New York Office"), State of New York, and in such other locations as it shall determine, an office or agency: (i) where securities may be presented for registration of transfer or for exchange

("Registrar"); (ii) where Securities may be presented for payment ("Paying Agent"); and (iii) where notices and demand to or upon the Company in respect of Securities and this Indenture may be served by the Holders. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more Co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company may change any Paying Agent, Registrar or Co-Registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar or Co-Registrar, except that for purposes of Articles 3 and 8 and Sections 4.14 and 4.15, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such, the Trustee shall initially act as Co-Registrar and Co-Paying Agent, State Street N.A. shall initially act as Co-Registrar and Co-Paying Agent and the New York Office shall initially be the office of State Street N.A. in the Borough of Manhattan, City of New York, State of New York.

SECTION 2.04          PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent (other than the Trustee and State Street N.A., who hereby so agree), to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary) shall have no further liability for the money. If the Company or a subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

SECTION 2.05          SECURITYHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06          TRANSFER AND EXCHANGE.

         Where Securities are presented to the Registrar or a Co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05).

         The Company shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under
Section 3.02 and ending at the close of business on the day of selection, or
(ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 2.07          REPLACEMENT SECURITIES.

         If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Security, the Holder must provide an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer if the Security is replaced. The Company may charge for its expenses in replacing any Security.

         Every replacement Security is an additional obligation of the Company.

SECTION 2.08          OUTSTANDING SECURITIES.

         The Securities outstanding at any time are all the Securities properly authenticated by the Trustee except for those cancelled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

         A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.09          WHEN TREASURY SECURITIES DISREGARDED.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10          TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 2.03 without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.11          CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Securities as the Company directs; provided, however, that the Trustee shall not be required to destroy such cancelled Securities. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12          DEFAULTED INTEREST.

         If the Company fails to make a payment of interest on the Securities, it shall pay such defaulted interest plus any interest payable on the defaulted interest in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are Securityholders on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of such interest to be paid.

SECTION 2.13          CUSIP NUMBER.

         The Company in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01          NOTICES TO TRUSTEE.

         If the Company elects to redeem Securities pursuant to the optional redemption provisions of paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The redemption price shall be the amount determined pursuant to paragraph 5 of the Securities.

         The Company shall give each notice provided for in this Section at least 50 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

SECTION 3.02          SELECTION OF SECURITIES TO BE REDEEMED.

         If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata, by lot or by another means that is in compliance with the requirements of the principal securities exchange, if any, on which the Securities are listed. The Trustee shall make the selection not more than 75 days and not less than 40 days before the redemption date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

SECTION 3.03          NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                           (1)  the redemption date;

                           (2)  the redemption price;

                           (3) if any Security is being redeemed in part, the
                  portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

                           (4) that Securities called for redemption must be
                  surrendered to the Paying Agent to collect the redemption price;

                           (5) that interest on Securities called for redemption
                  ceases to accrue on and after the redemption date (unless the Company defaults in the payment of the redemption price);

                           (6) the paragraph of the Securities pursuant to which
                  the Securities are being redeemed;

                           (7) the aggregate principal amount of Securities that
                  are being redeemed;

                           (8) the CUSIP number of the Securities (provided that
                  the disclaimer permitted by Section 2.13 may be made); and

                           (9) the name and address of the Paying Agent.

         At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

SECTION 3.04          EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the price set forth in the Security.

SECTION 3.05          DEPOSIT OF REDEMPTION PRICE.

         On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

SECTION 3.06          SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01          PAYMENT OF SECURITIES.

         The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a subsidiary) holds on that date money designated for and sufficient to pay all principal and interest then due; provided, however, that money held by the Paying Agent for the benefit of holders of Senior Debt pursuant to the provisions of Article 11 hereof shall not be considered paid within the meaning of this Section 4.01.

         To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by the Securities, compounded semiannually and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

SECTION 4.02          SEC REPORTS.

         The Company shall deliver to the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). The Company shall timely comply with its reporting and filing obligations under the applicable federal securities law.

         If the Company is at any time not required to file annual or quarterly reports pursuant to Section 13 or 15(d) of the Exchange Act, the Company will file with the Trustee, within 15 days after the last date on which it would have been required to make such a filing with the SEC, and will upon request of a Holder mail to that Holder (as soon as practical after receipt of such request) at his or her address as it appears on the register of Securities kept by the Registrar, audited annual financial statements prepared in accordance with generally accepted accounting principles and unaudited quarterly financial statements.

Such financial statements shall be accompanied by a Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company for the period reported upon in substantially the form required under the rules and regulations of the SEC, or any successor form of similar disclosure then required under the rules and regulations of the SEC.

SECTION 4.03          COMPLIANCE CERTIFICATE.

         The Company shall deliver to the Trustee, within 60 days after the end of the first three fiscal quarters and within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal period has been made under the supervision of the signing Officers with a view to determining whether the Company has fully performed its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Securities are prohibited.

         The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of (i) any Default, Event of Default or default in the performance of any term or condition in this Indenture or (ii) any event of default under any other mortgage, indenture or instrument as that term is used in Section 6.01(4), an Officers' Certificate specifying such Default, Event of Default or default.

         So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, at the time the Officers' Certificate described in the second preceding paragraph is filed with respect to any fiscal year end of the Company, the Company also will file with the Trustee a letter or statement of the independent accountants who shall have certified the financial statements of the Company for its preceding fiscal year in connection with the annual report of the Company to its stockholders for such year to that effect that, in making the examination necessary for certification of such financial statements, nothing came to their attention that would lead them to believe that the Company has violated any of the terms or conditions contained in this Indenture, which Default remains uncured at the date of such letter or statement or, if they shall have obtained knowledge of any such uncured Default, specifying in such letter or statement such Default or Defaults and the nature thereof, it being understood that such accountants shall not be liable directly or indirectly for failure to obtain knowledge of any such Default or Defaults and that their examination was not directed primarily toward obtaining knowledge of such noncompliance.

SECTION 4.04          MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain or cause to be maintained the office or agency required under Section 2.03. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office and agency not maintained by the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain or cause to be maintained an office or agency in the City of New York for such purpose.

SECTION 4.05          RESTRICTIONS ON ADDITIONAL INDEBTEDNESS.

         After the date hereof, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, extend the maturity of or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (other than Indebtedness between the Company and any of its Wholly Owned Restricted Subsidiaries or among its Wholly Owned Restricted Subsidiaries) or issue any Disqualified Stock unless, after giving effect thereto, the Company's Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 3.0 to 1.0.

         Notwithstanding the foregoing, the Company or any Restricted Subsidiary may incur the following Indebtedness (plus interest and premium, if any, thereon) without regard to the foregoing limitation (although any Indebtedness so incurred will be included in the determination of the Consolidated Fixed Charge Coverage Ratio thereafter): (i) Indebtedness under credit agreements in an aggregate principal amount at any one time outstanding of not more than $150 million; (ii) Indebtedness evidenced by the Securities; (iii) Indebtedness under Guarantees of Indebtedness incurred in the ordinary course of business of suppliers or customers, which Guarantees are also in the ordinary course of business of the Company or its subsidiaries; (iv) Non-Recourse Indebtedness incurred for the acquisition and/or improvement of real property and secured by Liens on such real property and/or improvements; (v) Refinancing Indebtedness;
(vi) Excluded Debt; and (vii) Indebtedness not otherwise permitted to be incurred pursuant to clauses (i) through (vi) above which, together with any other then outstanding Indebtedness incurred pursuant to this clause (vii) (and refinancings thereof), has an aggregate principal amount at the time of incurrence of not in excess of 20 percent of Consolidated Tangible Net Worth of the Company (as of the last fiscal quarter for which financial results have then been reported).

         Nothing in this Section 4.05 will restrict any Unrestricted Subsidiary from incurring Indebtedness, and Indebtedness of any Unrestricted Subsidiary will not be included in the Consolidated Fixed Charge Coverage Ratio, as long as the Unrestricted Subsidiary incurring such Indebtedness remains an Unrestricted Subsidiary. As of the date hereof, all of the Company's operating subsidiaries are Restricted Subsidiaries under this Indenture.

SECTION 4.06          RESTRICTIONS ON DIVIDENDS AND OTHER PAYMENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly make any Restricted Payment after the date hereof, except as provided below in this Section 4.06, if at the time of such Restricted Payment:

                  (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

                  (ii) the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made after February 11, 1994 other than pursuant to clause (a) below, exceeds the sum of: (1) 50 percent of the Company's Consolidated Net Earnings (excluding Consolidated Net Earnings attributable to dividends or distributions from Unrestricted Subsidiaries) accrued during the period (taken as one accounting period) since December 31, 1993 (or, if such aggregate Consolidated Net Earnings shall be a deficit, minus 100% of such aggregate deficit), plus (2) the sum of (x) 100% of the book value of property and assets (other than cash), determined at the time such property or assets were contributed as an Investment to an Unrestricted Subsidiary, received by the Company or its Wholly Owned Restricted Subsidiaries from any of their Unrestricted Subsidiaries, up to the amount of the Company's and its Restricted Subsidiaries' aggregate net Investment in Unrestricted Subsidiaries, provided that such property so received is substantially similar to the property contributed to the Unrestricted Subsidiaries, (y) 100% of the cash distributions or cash dividends received by the Company or its Wholly Owned Restricted Subsidiaries from any Unrestricted Subsidiaries, to the extent the amount of such cash and such book value of property and assets referred to in clause (x) above do not exceed the amount of the Company's and its Restricted Subsidiaries' aggregate net Investment in Unrestricted Subsidiaries and (z) 50% of any other cash distributions or cash dividends received by the Company and its Wholly Owned Restricted Subsidiaries from Unrestricted Subsidiaries, plus (3) the aggregate net proceeds, including the fair market value of property other than cash (such fair market value to be determined by a majority of the disinterested members of the full Board of Directors of the Company, whose good faith determination shall be conclusive and evidenced by a resolution certified by an Officers' Certificate and filed with the Trustee), received by the Company from the issuance of Capital Stock of the Company (other than to a subsidiary of the Company) that is not Disqualified Stock since December 31, 1993, plus
         (4) 100% of the principal amount of any Indebtedness of the Company or a Wholly Owned Restricted Subsidiary that is converted into or exchanged for Capital Stock of the Company that is not Disqualified Stock since December 31, 1993, plus (5) 100% of the Released Asset Value since February 11, 1994, plus (6) 100% of the reductions since February 11, 1994 in Guarantees of the Company which are Investments in Unrestricted Subsidiaries to the extent such Guarantees were classified as Restricted Payments; or

                      (iii) the Company would be unable to incur an additional $1 of Indebtedness under the Consolidated Fixed Charge Coverage Ratio in Section 4.05.

Notwithstanding the foregoing, the provisions of this Section 4.06 will not prevent:

                      (a) Restricted Payments since February 11, 1994 up to, but not exceeding, $50 million not otherwise permitted above, provided that any Restricted Payments made pursuant to this clause (a) shall be evidenced by filing with the Trustee of an Officers' Certificate certifying that such Restricted Payment has been made under this exception and, provided further, that no Restricted Payment (other than a Restricted Payment pursuant to clause (iii)(a) of the definition of Restricted Payment) shall be made pursuant to this clause (a) if at the time of such Restricted Payment a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

                      (b) the purchase since February 11, 1994 at a price of not more than $.05 per right of any rights issued or issuable pursuant to any future rights plan of the Company, provided that such purchases shall not exceed $1 million in the aggregate;

                      (c) the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of this Indenture on the date of declaration; or

                      (d) the retirement of shares of the Company's Capital Stock in exchange for or out of the proceeds of a substantially concurrent sale (other than a sale to a subsidiary of the Company) of other shares of its Capital Stock (other than Disqualified Stock).

SECTION 4.07 LIMITATIONS ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

         The Company shall not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law, by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock which is owned by the Company or any of its other Restricted Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Company or any of its other Restricted Subsidiaries,
(ii) make loans or advances to the Company or any of its other Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its other Restricted Subsidiaries, except in each case for encumbrances or restrictions existing under or by reason of (a) applicable statute, law, rule, regulation or governmental order, (b) covenants or restrictions contained in Indebtedness existing as of the date hereof, (c) any restrictions under any note, indenture, agreement or other document evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to the provisions of this Indenture, provided that such restrictions and encumbrances only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Company or its subsidiaries or assets acquired with the proceeds of such assets, (d) restrictions or encumbrances replacing those permitted by clause (b) or (c) which are not, in the judgment of the Board of Directors, determined in good faith, more restrictive, (e) any restrictions or encumbrances arising in connection with the replacement, renewal or extension of any credit agreement, credit facility or similar arrangement existing as of the date hereof, provided that any such restrictions and encumbrances are not, in the judgment of the Board of Directors, determined in good faith, more restrictive than those in the credit agreement, credit facility or similar arrangement being replaced, extended or renewed, as the case may be, (f) any restrictions or encumbrances arising in connection with the refunding or refinancing of any Indebtedness existing as of the date hereof, provided that any restrictions and encumbrances of the type described in this clause that arise in connection with such refunding or refinancing are not, in the judgment of the Board of Directors, determined in good faith, more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced, (g) any agreement restricting the sale or other disposition of property securing Indebtedness permitted by this Indenture if such agreement does not expressly restrict the ability of a subsidiary of the Company to pay dividends or make loans or advances and (h) reasonable and customary borrowing base covenants set forth in credit agreements pursuant to which Indebtedness otherwise permitted by this Indenture is outstanding (including but not limited to borrowing base covenants substantially similar to those contained in the Revolving Loan Agreement between Del Webb Communities, Inc. and First Interstate Bank of Nevada, as agent for the lenders, as in effect on February 11, 1994), which covenants restrict or limit the distribution of revenues or sale proceeds from real estate or a real estate project based upon the amount of Indebtedness outstanding on such real estate or real estate project and the value of some or all of the remaining real estate or the project's remaining assets.

SECTION 4.08          LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

         The Company and each of its Restricted Subsidiaries will not, after the date hereof, make any loan, advance, Guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any Affiliate of the Company or any of its subsidiaries or (ii) any Person (or any Affiliate of such Person) holding 10% or more of the Common Equity of the Company or any of its subsidiaries (each an "Affiliate Transaction"), except on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms length basis from a Person that is not an Affiliate.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into an Affiliate Transaction involving or having a value of more than $10 million unless (i) such Affiliate Transaction has been approved by a majority of the disinterested members of a Committee of the Board of Directors of the Company or (ii) the Company has delivered an officer's certificate to the Trustee stating that (a) the signatory officer was not a party to or otherwise interested in such Affiliate Transaction and (b) the terms of such Affiliate Transaction are not less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms length basis from a Person that is not an Affiliate. Delivery of a certificate as required by this Indenture and described above will, absent manifest fraud, constitute conclusive evidence that the terms of the Affiliate Transaction in question are not less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms length basis from a Person that is not an Affiliate.

         Notwithstanding the foregoing, the term "Affiliate Transaction" shall not include any contract, agreement or understanding with or for the benefit of, or plan for the benefit of, any or all employees of the Company or its subsidiaries (in their capacity as such) that has been approved by the Company's Board of Directors, a disinterested committee thereof or the Chief Executive Officer of the Company (or his or her designee) or stock issuances to directors pursuant to plans approved by shareholders.

SECTION 4.09          CONTINUED EXISTENCE.

         Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.10          TAXES.

         The Company shall pay, prior to delinquency, all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to do so (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

SECTION 4.11          LIMITATION ON RANKING OF FUTURE INDEBTEDNESS.

         The Company shall not, directly or indirectly, incur, create, assume, guarantee or otherwise become liable for any Indebtedness which is subordinated in right of payment to any Senior Debt of the Company and senior in right of payment to the Securities.

SECTION 4.12          STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the Company's obligation to pay the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.13          INVESTMENT COMPANY ACT.

         The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

SECTION 4.14          CHANGE OF CONTROL.

         Following the occurrence of any Change of Control, the Company shall offer (a "Change of Control Offer") to purchase all outstanding Securities at a purchase price equal to 101% of the aggregate principal amount of the Securities, plus accrued and unpaid interest to the date of purchase. The Change of Control Offer shall be deemed to have commenced upon mailing of the notice described in the next succeeding paragraph and shall terminate 20 business days after its commencement, unless a longer offering period is required by law. Promptly after the termination of the Change of Control Offer (the "Change of Control Payment Date"), the Company shall purchase and mail or deliver payment for all Securities tendered in response to the Change of Control Offer. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

         Within 30 days after any Change of Control, the Company (with notice to the Trustee), or the Trustee at the Company's request (and at the expense of the Company), will mail or cause to be mailed to all Holders on the date of the Change of Control a notice of the occurrence of such Change of Control and of the Holders' rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Securities to the Company. Such notice, which shall govern the terms of the Change of Control Offer, shall state:

                           (1) that the Change of Control Offer is being made
                  pursuant to this Section 4.14, the length of time the Change of Control Offer will remain open and that all Securities validly tendered will be accepted for payment;

                           (2) the purchase price and the Change of Control
                  Payment Date;


                           (3) that any Security not tendered will continue to
                  accrue interest;

                           (4) that any Security accepted for payment pursuant
                  to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date unless the Company defaults in the payment of the purchase price;

                           (5) that Holders electing to have a Security
                  purchased pursuant to any Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Change of Control Offer;

                           (6) that Holders will be entitled to withdraw their
                  election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have the Security purchased; and

                           (7) that Holders whose Securities are purchased only
                  in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

         On or before a Change of Control Payment Date, the Company shall, to the extent lawful, (i) if the Company appoints a depositary or Paying Agent, deposit with such depositary or Paying Agent money sufficient to pay the purchase price of all Securities tendered, (ii) deliver or cause the depositary or Paying Agent to deliver to the Trustee Securities so tendered and (iii) deliver an Officers' Certificate identifying the Securities accepted for payment by the Company in accordance with the terms of this Section 4.14. The depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Payment Date. Any Change of Control Offer will be conducted in compliance with applicable tender offer rules, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder. For purposes of this Section 4.14, neither the Company nor any of its subsidiaries shall act as Paying Agent or depositary.

SECTION 4.15      MAINTENANCE OF CONSOLIDATED TANGIBLE NET WORTH.

         (a) If the Company's Consolidated Tangible Net Worth at the end of each of any two consecutive fiscal quarters (the last day of the second such fiscal quarter being referred to as a "Deficiency Date") is less than $125 million (the "Minimum Consolidated Tangible Net Worth"), then the Company shall, no later than 60 days after a Deficiency Date (or 120 days if a Deficiency Date is also the end of the Company's fiscal year), offer to purchase (a "Net Worth Offer") 10% of the principal amount of Securities originally issued hereunder (or such lesser amount as may be outstanding at the time the Net Worth Offer is made) (the "Offer Amount") at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the purchase date; provided, however, that no such Net Worth Offer shall be required if, after the Deficiency Date but prior to the timely delivery of the Officers' Certificate required by this Section 4.15, capital is contributed or otherwise paid to the Company or its subsidiaries sufficient to increase the Company's Consolidated Tangible Net Worth to $125 million or more. The Net Worth Offer shall remain open for a period of 20 business days following its commencement and no longer, unless a longer period is required by law (the "Offer Period"). Promptly after the termination of the Offer Period (the "Payment Date"), the Company shall purchase and mail or deliver payment for the Offer Amount of Securities tendered or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Net Worth Offer. If less than all of the Securities tendered in response to the Net Worth Offer are to be purchased, the Company shall select the Securities to be purchased on a pro rata basis. In no event shall the Company's failure to meet the Minimum Consolidated Tangible Net Worth at the end of any fiscal quarter be counted towards the making of more than one Net Worth Offer. Any Net Worth Offer shall be conducted in compliance with applicable regulations under the federal securities law, including Exchange Act Rule 14e-1.

         (b) If the Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Net Worth Offer. The Company may reduce the principal amount of Securities to be purchased pursuant to the Net Worth Offer by subtracting 100% of the principal amount (excluding premium) of Securities acquired by the Company subsequent to the Deficiency Date and surrendered for cancellation through purchase (otherwise than pursuant to this Section 4.15 or Section 4.14 hereof), redemption or exchange, and which were not previously used as a credit against any obligation to repurchase Securities pursuant to this Section.

         (c) The Company shall provide the Trustee with notice of the Net Worth Offer at least 10 days before the notice of any Net Worth Offer is mailed to Holders. Such notice shall state whether the Company elects to credit any Securities against its obligations to repurchase Securities as provided above and shall set forth the amount of such credit and the basis therefor (including identification of any previously cancelled Securities not theretofore credited). Such notice shall be accompanied by any Securities required to be delivered to the Trustee for cancellation, as provided above, in order to be credited against the Company's obligation to purchase Securities hereunder.

         (d) A Net Worth Offer shall be deemed to have commenced upon the mailing by the Company (with notice to the Trustee) or by the Trustee at the Company's request (and at the expense of the Company), by first class mail, a notice to each of the Holders. Such notice shall be mailed no later than 60 days after the corresponding Deficiency Date (or 120 days if such Deficiency Date is also the end of the Company's fiscal year). The notice shall, to the extent permitted by applicable law, be accompanied by a copy of the information regarding the Company which is (or would be, if the Company were subject to the reporting requirements of the Exchange Act) required to be contained in a Quarterly Report on Form 10-Q for the fiscal quarter ending on the Deficiency Date if such fiscal quarter is one of the Company's first three fiscal quarters. If such fiscal quarter is the Company's last fiscal quarter, a copy of the information which is (or would be, if the Company were subject to the reporting requirements of the Exchange Act) required to be contained in an Annual Report on Form 10-K (including any financial statements or other information required to be included or incorporated by reference therein) for the fiscal year ending with such fiscal quarter shall either accompany the notice or be delivered to Holders not less than 15 days before the Payment Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Worth Offer. The notice, which shall govern the terms of the Net Worth Offer, shall state:


                  (1) that the Net Worth Offer is being made pursuant to this
         Section 4.15 and the length of time the Net Worth Offer will remain open;

                  (2) the Offer Amount, the purchase price and the Payment Date;

                  (3) that any Security not tendered or accepted for payment will continue to accrue interest;

                  (4) that any Security accepted for payment pursuant to the Net Worth Offer shall cease to accrue interest on the Payment Date unless the Company defaults in payment of the purchase price;

                  (5) that Holders electing to have a Security purchased pursuant to any Net Worth Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect

         Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Net Worth Offer;

                  (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, or such longer period as may be required by law, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

                  (7) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (8) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

         (e) On or before any Payment Date, the Company shall, to the extent lawful, (i) accept for payment, on such a pro rata basis, Securities or portions thereof validly tendered pursuant to the Net Worth Offer, (ii) if the Company appoints a depositary or Paying Agent, deposit with such depositary or Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; (iii) deliver or cause the depositary or Paying Agent to deliver to the Trustee Securities so accepted and (iv) deliver an Officers' Certificate identifying the Securities or portions thereof accepted for payment by the Company in accordance with the terms of this Section 4.15. The depositary, the Paying Agent or the Company, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Net Worth Offer on the Payment Date. For purposes of this Section 4.15, neither the Company nor any of its subsidiaries shall act as Paying Agent or depositary.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01          WHEN THE COMPANY MAY MERGE, ETC.

         The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including by way of liquidation or dissolution) to any Person, unless:

                           (1) the Person formed by or surviving any such
                  consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall have been made (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                           (2) the Successor assumes by supplemental indenture
                  in a form reasonably satisfactory to the Trustee all the obligations of the Company under the Securities and this Indenture;

                           (3) immediately after giving effect to such
                  transaction no Default or Event of Default shall have occurred and be continuing;

                           (4) immediately after giving effect to such
                  transaction and the use of any net proceeds therefrom, on a pro forma basis the Consolidated Tangible Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction; and

                           (5) the Consolidated Fixed Charge Coverage Ratio of
                  the Company or the Successor, as the case may be, immediately after giving effect to such transaction, would be such that the Company or the Successor, as the case may be, would be entitled to incur at least $1 of additional indebtedness under the Consolidated Fixed Charge Coverage Ratio test in Section 4.05.

         The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

         For purposes of this Section 5.01, a sale, lease, conveyance or other disposition by the Company and/or its subsidiaries of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, shall be deemed a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company.

SECTION 5.02          SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if the Successor had been named as the Company herein.

 SECTION 5.03          PURCHASE OPTION ON CHANGE OF CONTROL.

         This Article 5 does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.14.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01          EVENTS OF DEFAULT.

         An "Event of Default" with respect to any Securities occurs if:

                           (1) the Company defaults in the payment of interest
                  on any Security when the same becomes due and payable (whether or not prohibited by Article 11 hereof) and the Default continues for a period of 30 days;

                           (2) the Company defaults in the payment of the
                  principal of any Security when the same becomes due and payable whether at maturity, upon redemption at the option of the Company, by declaration of acceleration, or otherwise (whether or not prohibited by Article 11 hereof);

                           (3) the Company fails to comply with any of its other
                  agreements or covenants in, or provisions of, the Securities or this Indenture and such failure continues for the period and after the notice specified below;

                           (4) an event of default occurs under any mortgage,
                  indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Non-Recourse Indebtedness if (a) either (i) such event of default results from the failure to pay any such Indebtedness when due (whether at maturity or otherwise) or (ii) as a result of such event of default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal when due or the maturity of which has been so accelerated, equals or exceeds $10 million or more in the aggregate, without such Indebtedness having been discharged or such acceleration rescinded within 30 days after notice to the Company from the Trustee or the Holders of 25% in principal amount of the Securities then outstanding; provided, however, that if such event of default shall be remedied, cured or waived, then the Event of Default hereunder, by reason of such event of default, shall be deemed likewise to have been remedied, cured or waived without further action by the Trustee or any of the Securityholders;

                           (5) a final judgment or final judgments, except to
                  the extent the judgment or judgments are in respect of Non-Recourse Indebtedness, that exceed $10 million in the aggregate, for the payment of money, are entered by a court or courts of competent jurisdiction, and remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, against (i) the Company, (ii) any of its Material Subsidiaries which is at the time a Restricted Subsidiary or (iii) any subsidiary which is at the time a Restricted Subsidiary and which is (a) a member of a Material Subsidiary Group and (b) material to or holds material assets of (in each case as determined in good faith by the Board of Directors) the specific real estate project in respect of which it is a member of the Material Subsidiary Group;

                           (6) the Company, any Material Subsidiary which is at
                  the time a Restricted Subsidiary or any subsidiary which is at the time a Restricted Subsidiary and which meets both of the tests for inclusion contained in subclauses

                  (a) and (b) of Section 6.01(5)(iii), pursuant to or within the meaning of any Bankruptcy Law:

                                (A) commences a voluntary case,

                                (B) consents to the entry of an order for relief
                           against it in an involuntary case,

                                (C) consents to the appointment of a Custodian
                           of it or for all or substantially all of its property, or

                                (D) makes a general assignment for the benefit
                           of its creditors; or

                           (7) a court of competent jurisdiction enters a
                  judgment, order or decree under any Bankruptcy Law that:

                                (A) is for relief against the Company, any
                           Material Subsidiary which is at the time a Restricted Subsidiary or any subsidiary which is at the time a Restricted Subsidiary and which meets both of the tests for inclusion contained in subclauses (a) and
                           (b) of Section 6.01(5)(iii) in an involuntary case,

                                (B) appoints a Custodian of the Company, any
                           Material Subsidiary which is at the time a Restricted Subsidiary or any subsidiary which is at the time a Restricted Subsidiary and which meets both of the tests for inclusion contained in subclauses (a) and
                           (b) of Section 6.01(5)(iii) for all or substantially all of its property, or

                                (C) orders the liquidation of the Company, any
                           Material Subsidiary which is at the time a Restricted Subsidiary or any subsidiary which is at the time a Restricted Subsidiary and which meets both of the tests for inclusion contained in subclauses (a) and
                           (b) of Section 6.01(5)(iii),

             and the order or decree remains unstayed and in effect for 60 days.


         The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (3) (other than Defaults under Section 4.06 (except for a Default in connection with a Restricted Payment pursuant to clauses (iii) and (v) of the definition of Restricted Payment), 4.09, or 5.01, which Defaults shall be Events of Default with the notice but without the passage of time specified in this paragraph) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company of the Default and the Company does not cure the Default within 60 days (10 days with respect to a Default under Section 4.14) after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02          ACCELERATION.

         If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (6) and (7) of Section 6.01) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare the unpaid principal of and accrued interest on all the Securities to be due and payable. Upon such declaration of acceleration, the aggregate principal amount of and all accrued and unpaid interest on the outstanding Securities shall be due and payable immediately. If an Event of Default with respect to the Company specified in clause (6) or (7) of Section 6.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences (except when there exists a Default consisting of nonpayment of principal or interest on the Securities except principal or interest due solely by reason of such acceleration) if the rescission would not conflict with any judgment or decree.

SECTION 6.03          OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04          WAIVER OF PAST DEFAULTS.

         Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Security. When a Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


SECTION 6.05          CONTROL BY MAJORITY.

         The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability.

SECTION 6.06          LIMITATION ON SUITS.

         A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                           (1) the Holder gives to the Trustee notice of a
                  continuing Event of Default;

                           (2) the Holders of at least 25% in principal amount
                  of the then outstanding Securities make a request to the Trustee to pursue the remedy;

                           (3) such Holder or Holders offer to the Trustee
                  indemnity satisfactory to the Trustee against any loss, liability or expense;

                           (4) the Trustee does not comply with the request
                  within 60 days after receipt of the request and the offer of indemnity; and

                           (5) during such 60-day period the Holders of a
                  majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07          RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08          COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09          TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10          PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under Section 7.07;

                  Second: to holders of Senior Debt to the extent required by
                          Article 11;

                  Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Fourth: to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders.

SECTION 6.11          UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to
Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                    ARTICLE 7
                                   THE TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.01          DUTIES OF THE TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b)      Except during the continuance of an Event of Default:

                           (1) The Trustee need perform only those duties that
                  are specifically set forth in this Indenture and no others;
                  and

                           (2) In the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such opinions or certificates which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (1) This paragraph does not limit the effect of
                  paragraph (b) of this Section;

                           (2) The Trustee shall not be liable for any error of
                  judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3) The Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02          RIGHTS OF THE TRUSTEE.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in such a document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION 7.03          INDIVIDUAL RIGHTS OF THE TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

SECTION 7.04          TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities and it shall not be responsible for any statement in the Indenture or any statement in the Securities other than its authentication.

SECTION 7.05          NOTICE OF DEFAULTS.

         If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.


SECTION 7.06          REPORTS BY THE TRUSTEE TO HOLDERS.

         Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.07          COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income, revenues or assets of the Trustee), incurred by it in connection with the acceptance or administration of the trust or trusts hereunder except as set forth in the next paragraph. The Trustee shall notify the

Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, if the Company does not so defend the Trustee or if at any time the counsel so selected is ethically prohibited from representing the Trustee (whether because of a conflict of interest or the provisions of the TIA) or is not reasonably satisfactory to the Trustee, then the Trustee may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein extends to any settlement, provided that the Company will not be liable for any settlement made without its consent, provided further that such consent will not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section 7.07 shall survive the termination of this Indenture.

SECTION 7.08          REPLACEMENT OF THE TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the removed Trustee and the Company and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                           (1) the Trustee fails to comply with Section 7.10;

                           (2) the Trustee is adjudged a bankrupt or an
                  insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                           (3) a Custodian or public officer takes charge of the
                  Trustee or its property; or

                           (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The removed or retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

SECTION 7.09          SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 7.10          ELIGIBILITY; DISQUALIFICATION.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 10.10. The Trustee is subject to TIA
Section 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

SECTION 7.11          PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship set forth in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01          TERMINATION OF COMPANY'S OBLIGATIONS.

         (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and the Trustee's and Paying Agent's obligations under Section 8.03 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate its obligations under this Indenture (except the Company's obligations under Sections 7.07 and the Trustee's and Paying Agent's obligations under Section 8.03) if, under terms satisfactory to the Trustee:

                  (1) the Securities have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year); and

                  (2) the Company irrevocably deposits in trust with the Trustee money or United States Government Obligations (defined below in this Section 8.01), or a combination thereof, sufficient, without consideration of the reinvestment of interest, in the opinion of the chief financial officer of the Company expressed in a written certificate delivered to the Trustee, to pay principal and interest on the Securities to maturity or upon redemption, as the case may be. The Company may make the deposit only during the one-year period and only if Article 11 permits it.

However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08, and 8.04 and the Trustee's and Paying Agent's obligations under Section 8.03 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07 and the Trustee's and Paying Agent's obligations under Section 8.03 shall survive.

         After a deposit made pursuant to this Section 8.01, the Trustee, upon request, shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

         In addition, the Company may elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

         (b) Upon the Company's exercise under the last sentence of paragraph
(a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied ("defeasance"). For this purpose, defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive, solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.03, 2.05, 2.06, 2.07 and 4.04, and, with respect to the Trustee, under Section 7.07, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.01 and Sections 8.03 and 8.04. Subject to compliance with this Section 8.01, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

         (c) Upon the Company's exercise under the last sentence of paragraph
(a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in
Article 4 (except for Sections 4.01 and 4.04) and Article 5 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied ("covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding

Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 but, except as specified above, the remainder of this Indenture (including without limitation obligations set forth in Sections 8.03 and 8.04 hereof) and such Securities shall be unaffected thereby.

         (d) The following shall be the conditions to the application of either paragraph (b) or (c) above to the outstanding Securities:

                           (1) the Company has irrevocably deposited in trust
                  with the Trustee or, at the option of the Trustee, with a trustee, satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or United States Government Obligations, or a combination thereof, sufficient, without consideration of the reinvestment of interest, in the opinion of the chief financial officer of the Company expressed in a written certificate delivered to the Trustee, to pay, at maturity, principal and interest on the Securities; provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such United States Government Obligations to the Trustee, (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such United States Government Obligations to the payment of said principal and interest with respect to the Securities, and (iii) such deposit does not violate Article 11 hereof;

                           (2) the Company has delivered to the Trustee an
                  Officers' Certificate stating that (A) all conditions provided for relating to either the legal defeasance under paragraph
                  (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (B) if any other Indebtedness of the Company shall then be outstanding, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness;

                           (3) no Default or Event of Default shall have
                  occurred and be continuing on the date of such deposit;

                           (4) such legal defeasance or covenant defeasance
                  shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                           (5) in the case of an election under paragraph (b)
                  above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel reasonably acceptable to the Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such defeasance had not occurred; and

                           (6) in the case of an election under paragraph (c)
                  above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel reasonably acceptable to the Trustee (i) to the effect that the Holders of the outstanding Securities will recognize income, gain or loss for federal income tax purposes in the same amount and in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred or (ii) that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the foregoing effect.

         After such irrevocable deposit made pursuant to this Section 8.01 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

         As used herein, "United States Government Obligations" means obligations for which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

SECTION 8.02          APPLICATION OF TRUST MONEY.

         The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from United States Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities. Money and securities so held in trust are not subject to Article 11.

SECTION 8.03          REPAYMENT TO COMPANY.

         The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Securityholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 8.04          REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                                   AMENDMENTS

SECTION 9.01          WITHOUT THE CONSENT OF HOLDERS.

         The Company and the Trustee may amend this Indenture or the Securities without notice to or the consent of any Securityholder:

                           (1) to cure any ambiguity, defect or inconsistency;

                           (2) to comply with Section 5.01;

                           (3) to provide for uncertificated Securities in
                  addition to certificated Securities;

                           (4) to make any change that does not adversely affect
                  the legal rights hereunder of any Securityholder;

                           (5) to surrender any right or power herein conferred
                  upon the Company; or

                           (6) to modify, eliminate or add to the provisions of
                  this Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the TIA, or under any similar federal statute hereafter enacted.

SECTION 9.02          WITH THE CONSENT OF HOLDERS.

         Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities.

         Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the Securities then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

         However, without the consent of each Securityholder affected, an amendment or waiver under this Section may not:

                           (1) reduce the amount of Securities whose Holders
                  must consent to an amendment, supplement or waiver;

                           (2) reduce the rate of or change the time for payment
                  of interest on any Security;

                           (3) reduce the principal of or change the fixed
                  maturity of any Security or alter the redemption provisions with respect thereto;

                           (4) make any Security payable in money other than
                  that stated in the Security;

                           (5) make any change in Sections 6.04, 6.07 or 9.02
                  (this sentence); or

                           (6) waive a default in the payment of the principal
                  of, or interest on, any Security.

         To secure a consent of the Holders under this Section , it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or waiver.

         After the issuance of any Securities, an amendment under this Section or under Section 9.01 may not make any change that adversely affects in any material respect the rights under Article 11 of the holders of Senior Debt, unless such holders consent to the change.

SECTION 9.03          COMPLIANCE WITH THE TRUST INDENTURE ACT.

         Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04          REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented to the amendment or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment or waiver becomes effective it shall bind every Securityholder, unless it is of the type described in any of clauses (1) through
(6) of Section 9.02. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it.

SECTION 9.05          NOTATION ON OR EXCHANGE OF SECURITIES.

         The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

SECTION 9.06          THE TRUSTEE PROTECTED.

         The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. The Company may not sign an amendment or supplement until the Board of Directors approves it. The Trustee, subject to Sections 7.01 and 7.02, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that any amendment, supplement or waiver is authorized or permitted by this Indenture and complies with the provisions of this Article 9.

                                   ARTICLE 10
                               GENERAL PROVISIONS

SECTION 10.01         TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 10.02         NOTICES.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid, to the other's address stated in Section 10.10. The Company or the Trustee by notice to the other may designate an additional or different address for subsequent notices or communications.

         Any notice or communication to a Securityholder shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

         All other notices or communications shall be in writing.

SECTION 10.03         COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04         CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                           (1) an Officers' Certificate stating that, in the
                  opinion of such person, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2) an Opinion of Counsel stating that, in the
                  opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05         STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                           (1) a statement that the person making such
                  certificate or opinion has read such covenant or condition;

                           (2) a brief statement as to the nature and scope of
                  the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of such person,
                  he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether or not, in the opinion
                  of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate.

SECTION 10.06         RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07         LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the City of New York are not required to be open, and a business day is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.08         NO RECOURSE AGAINST OTHERS.

         No director, officer, employee or shareholder, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the Securities. Each of such directors, officers, employees and shareholders is a third party beneficiary of this Section 10.08.

SECTION 10.09         COUNTERPARTS.

         This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.10         OTHER PROVISIONS.

         "Officer" means Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President, any Vice President, the Treasurer, any other Executive Officer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

         The Company initially appoints both the Trustee and State Street N.A. as Co-Paying Agents, Co-Registrars and co-authenticating agents; and the Trustee and State Street N.A. accept such appointments.

         The first certificate delivered pursuant to Section 4.03 shall be for the first full fiscal quarter of the Company following the issuance of Securities hereunder.

         The reporting date for Section 7.06 is September 15 of each year. The first reporting date is the first September 15 following the issuance of Securities hereunder.

         The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         The Company's address is:

                      Del Webb Corporation
                      6001 N. 24th Street
                      Phoenix, AZ 85016
                      Attention:  General Counsel

The Trustee's address is:

            State Street Bank and Trust Company
            2 International Place, 4th Floor
            Boston, MA 02110
            Attention:     Corporate Trust Department (Del Webb Corporation
                           9-3/4%
            Senior Subordinated Debentures due 2008)

State Street N.A.'s, address is:

            State Street Bank and Trust Company, N.A.
            61 Broadway, Concourse Level
            Corporate Trust Window
            New York, NY  10006
            Attention: Corporate Trust Division (Del Webb Corporation 9-3/4%
                       Senior
                 Subordinated Debentures due 2008)

SECTION 10.11         GOVERNING LAW.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF. If any action or proceeding shall be brought by a Holder of any of the Securities or by the Trustee in order to enforce any right or remedy under this Indenture or under the Securities, the Company hereby consents and will submit to the jurisdiction of the courts of the State of New York sitting in the City of New York or any federal court sitting in the City of New York. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 10.02.

SECTION 10.12         NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13         SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.14         SEVERABILITY.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.15         TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 11
                                  SUBORDINATION

SECTION 11.01         AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 11.02         CERTAIN DEFINITIONS.

         "Debt" of any Person, means any indebtedness, contingent or otherwise,
(x) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (y) evidenced by bonds, notes, debentures or similar instruments (except any of the foregoing that constitutes a trade payable) or (z) evidenced by letters of credit.

         "Designated Senior Debt" means (i) Senior Debt of the Company permitted to be incurred hereunder under any institutional credit agreement and (ii) any other Senior Debt permitted to be incurred hereunder, the principal amount of which is $25 million or more.

         "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

         "Senior Debt" means all present and future Debt created, incurred, assumed or guaranteed (to the extent of the guarantee) by the Company (and all renewals, extensions or refundings thereof), unless the instrument under which such Debt is created, incurred, assumed or guaranteed provides that such Debt is not senior or superior in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any Debt of the Company to any of its subsidiaries, (ii) any Debt of the Company or guarantees of Debt of the Company which by its terms or the terms of the instrument creating or evidencing it expressly provides that such Debt or guarantee is expressly subordinated in right of payment to any other Debt of the Company, (iii) the 9 3/4% Debentures, (iv) the 9% Debentures or (v) guarantees by the Company of Debt (a) outstanding at the date hereof or (b) which may be outstanding in the future, except that Senior Debt shall include any present and future guarantees that provide by their terms that they constitute Senior Debt and the Repayment Guaranty (Limited), dated as of June 30, 1992, from the Company to Bank One, Arizona, NA (formerly The Valley National Bank of Arizona) with respect to certain indebtedness of Del Webb Lakeview Corporation. The Securities are not senior or superior in right of payment to the 9 3/4% Debentures or the 9% Debentures and rank pari passu in right of payment to the 9 3/4% Debentures and the 9% Debentures.

SECTION 11.03         LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                           (1) holders of Senior Debt shall be entitled to
                  receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before Securityholders shall be entitled to receive any payment of principal of or interest on Securities, except to the extent that Securityholders receive securities that are subordinated to Senior Debt to at least the same extent as the Securities; and

                           (2) until the Senior Debt is paid in full in cash,
                  any distribution to which Securityholders would be entitled but for this Article shall be made to holders of Senior Debt as their interests may appear, except to the extent that Securityholders receive securities that are subordinated to Senior Debt to at least the same extent as the Securities.

         For purposes of this Article 11, a distribution may consist of cash, securities or other property, by set-off or otherwise.

SECTION 11.04         DEFAULT ON DESIGNATED SENIOR DEBT.

         The Company may not pay principal of or interest on the Securities and may not acquire from the Trustee or any Securityholder any Securities for cash or property (other than securities that are subordinated to at least the same extent as the Securities are subordinated to Senior Debt) until all Senior Debt has been paid in full if:

                      (i) a default in the payment of any principal or other obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

                      (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default from a person who may give it pursuant to Section 11.12 hereof requesting that payment of principal or interest with respect to the Securities be prohibited.

         The Company may and shall resume payments on the Securities and may acquire them upon the earlier of:

                      (1) the date upon which the default is cured or waived, or

                      (2) in the case of a default and notice referred to in
         Section 11.04(ii) hereof, the passage of 179 days after such notice is received (the "Payment Blockage Period"),

if this Article otherwise permits the payment or acquisition at the time of such payment or acquisition.

         Only one Payment Blockage Period may be commenced within any consecutive 365-day period with respect to the Securities. For all purposes of this Section 11.04, no nonpayment default that existed or was continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period unless such default shall have been cured or waived for a period of not less than 180 days.

SECTION 11.05         ACCELERATION OF SECURITIES.

         If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration. The Company shall pay the Securities when 179 days pass after the acceleration occurs if this Article permits the payment at that time; provided, however, that if no Senior Debt is outstanding at the time of such acceleration, the Company shall pay the Securities in accordance with the provisions of
Article 6.

SECTION 11.06         WHEN DISTRIBUTIONS MUST BE PAID OVER.

         In the event that the Company shall make any payment to the Trustee on account of the principal or interest on the Securities at a time when the Trustee shall have received notice in accordance with Section 11.12 that such payment is prohibited by Section 11.03 or 11.04, such payment shall be held by the Trustee in trust for the benefit of, and shall forthwith be paid over and delivered, upon written request to, the holders of Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt held by them) or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         If a distribution is made to Securityholders that because of this Article should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Debt and, upon written request, pay it over to them as their interests may appear for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

SECTION 11.07         NOTICE BY THE COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of or interest on the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt provided in this Article. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 11.08         SUBROGATION.

         After all Senior Debt is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Debt.

SECTION 11.09         RELATIVE RIGHTS.

         This Article defines the relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture shall:

                           (1) impair, as between the Company and
                  Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

                           (2) affect the relative rights of Securityholders and
                  creditors of the Company, other than their rights in relation to holders of Senior Debt; or

                           (3) prevent the Trustee or any Securityholder from
                  exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Securityholders.

         If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

SECTION 11.10         SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY.

         No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 11.11         DISTRIBUTION OR NOTICE TO THE REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Securityholders shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative (as to the Senior Debt for which it is the Representative) or of any trustee in bankruptcy, liquidating trustee, Custodian, receiver or agent for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.12         RIGHTS OF THE TRUSTEE AND PAYING AGENT.

         Notwithstanding any provision of this Article 11 or any other provision of this Indenture, the Trustee and Paying Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or a Paying Agent or the taking of any other action (pursuant to this Article 11) by the Trustee or a Paying Agent unless and until the Trustee or such Paying Agent, as the case may be, shall have received at its office specified in Section 10.10 written notice thereof from the Company, a Representative or a holder of Senior Debt entitled to give such notice and, prior to the receipt of any such written notice, the Trustee and such Paying Agent shall be entitled in all respects conclusively to assume that no such fact exists. The Trustee or Paying Agent may continue to make payments on the Securities unless it receives such a notice at least three business days prior to the date upon which payment is due.

         The Trustee shall be entitled to rely in good faith on the delivery to it of a written notice by a Person representing himself, herself or itself to be a Representative or a holder of Senior Debt to establish that such notice has been given by a Representative or a holder of such Senior Debt. Only the Company, a Representative or a holder of Senior Debt that has no Representative may give the notice.

         In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of the this Indenture pending judicial determination as to the rights of such Person to receive such payment.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.13         NO FIDUCIARY DUTY TO HOLDERS OF SENIOR DEBT.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee or Paying Agent. Neither the Trustee nor the Paying Agent shall be deemed to owe any fiduciary duty to the holders of such Senior Debt, and the Trustee shall not be liable to any holder of such Senior Debt if it shall, in the absence of bad faith, pay over or deliver to holders of Securities, the Company or any other person monies or assets to which any holder of such Senior Debt shall be entitled by virtue of this Article 11 or otherwise.

         The parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

                                   SIGNATURES

                                     DEL WEBB CORPORATION

                                    By: /s/ ROBERTSON C. JONES
                                        _______________________________________
                                    Name: Robertson C. Jones
                                    Title: Vice President and General Counsel

Attest: /s/ MARY S. ALEXANDER
_____________________________


                                    STATE STREET BANK AND TRUST COMPANY,
                                    as Trustee, Co-Registrar and Co-Paying Agent

                                    By: /s/ GERALD R. WHEELER
                                        _______________________________________
                                      Name: Gerald R. Wheeler
                                      Title: Vice President

Attest: /s/ TRACI M. HOPKINS
____________________________
        Assistant Secretary

                                    STATE STREET BANK AND TRUST COMPANY,
                                    N.A., as Agent

                                    By: /s/ PHILIP M. CRIMMINS
                                        _______________________________________
                                      Name: Philip M. Crimmins
                                      Title: Vice President

Attest: /s/ TRACI M. HOPKINS
____________________________
        Assistant Secretary

                                    EXHIBIT A

                               (Face of Security)

Registered
No. R                                                     $
                                                          CUSIP 947423 AG 4

                              DEL WEBB CORPORATION

promise to pay to

or registered assigns,
the principal sum of                                     Dollars on ____________

                      9-3/4% SENIOR SUBORDINATED DEBENTURE
                              DUE JANAURY 15, 2008

Interest Payment Dates:             January 15 and July 15

          Record Dates:             January 1 and July 1

Dated:

This is one of the Securities mentioned in the within-mentioned Indenture:

STATE STREET BANK AND TRUST                          DEL WEBB CORPORATION

COMPANY, as Trustee

                                                     By_________________________
                                                                  Chairman

By:_____________________________                     By_________________________
           Authorized Signatory                                   Secretary

                                     (SEAL)

                               (Back of Security)

           9-3/4% SENIOR SUBORDINATED DEBENTURE DUE JANUARY 15, 2008

                  1. INTEREST. Del Webb Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the record date for the next interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                  3. PAYING AGENT AND REGISTRAR. State Street Bank and Trust Company (together with any successor trustee under the indenture referred to below, the "Trustee") and State Street Bank and Trust Company N.A., an affiliate of State Street Bank and Trust Company, will each act as Co- Paying Agent and Co-Registrar. The Company may change any Paying Agent or Registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Securities under an Indenture dated as of January 21, 1997 (the "Indenture") between the Company, the Trustee and State Street Bank and Trust Company, N.A. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $150,000,000 in aggregate principal amount. Capitalized terms not defined herein have the same meaning as is given to them in the Indenture.

                  5. OPTIONAL REDEMPTION. The Company may not redeem the Securities prior to January 15, 2002. Thereafter, the Company may redeem all the Securities at any time or some of them from time to time at the redemption prices (expressed in percentages of principal amount) set forth below plus accrued interest to the redemption date, if redeemed during the 12-month period beginning January 15 of the years starting with the year indicated below.

                                                                Redemption
                 Year                                              Price
                 ----                                              -----
         2002                                                    104.875%
         2003                                                    103.250%
         2004                                                    101.625%
         2005 and thereafter                                     100.000%



                  6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Securities, the Securities will be chosen for redemption by the Trustee pro rata, by lot or by another means that is in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption unless the Company defaults in the payment of the redemption price.

                  If this Security is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Security is registered at the close of business on such record date.

                  7. CHANGE OF CONTROL. Upon a Change of Control, the Company shall make a Change of Control Offer to purchase all outstanding Securities at a price equal to 101% of the aggregate principal amount of the Securities, plus accrued and unpaid interest to the date of purchase, such offer to be made as provided in the Indenture. To accept the Change of Control Offer, the Holder hereof must comply with the terms thereof, including surrendering this Security, with the "Option of Holder to Elect Purchase" portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Change of Control Offer mailed to Holders as provided in the Indenture, prior to termination of the Change of Control Offer.

                  8. NET WORTH. If the Company's Consolidated Tangible Net Worth at the end of each of any two consecutive fiscal quarters (the last day of the second such fiscal quarter being referred to as a Deficiency Date) is less than $125 million, the Company shall offer to purchase (a "Net Worth Offer") 10% of the principal amount of Securities originally issued under the Indenture (or such lesser amount as may be outstanding at the time the Net Worth Offer is made) at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the purchase date, such Net Worth Offer to be made as provided in the Indenture; provided, however, that no such Net Worth Offer shall be required if, after the Deficiency Date but prior to the timely delivery of the Officers' Certificate required by the Indenture, capital is contributed or otherwise paid to the Company or its Restricted Subsidiaries sufficient to increase the Company's Consolidated Tangible Net Worth to $125 million or more. To accept the Net Worth Offer, the Holder hereof must comply with the terms thereof, including surrendering this Security, with the "Option of Holder to Elect Purchase" portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Net Worth Offer mailed to the Holders as provided in the Indenture, prior to termination of the Net Worth Offer. In no event shall the Company's failure to meet the minimum Consolidated Tangible Net Worth at the end of any fiscal quarter be counted towards the making of more than one Net Worth Offer.

                  9. SUBORDINATION. To the extent set forth in Article 11 of the Indenture, the Securities are subordinated to Senior Debt, which means all present or future Debt (defined below) created, incurred, assumed or guaranteed (to the extent of the guarantee) by the Company (and any renewals, extensions or refundings thereof), unless the instrument under which such Debt is created, incurred, assumed or guaranteed provides that such Debt is not senior or superior in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any Debt of the Company to any of its subsidiaries, (ii) any Debt of the Company or guarantees of Debt of the Company which by its terms or the terms of the instrument creating or evidencing it expressly provides that such Debt or guarantee is expressly subordinated in right of payment to any other Debt of the Company,
(iii) the 9 3/4% Debentures, (iv) the 9% Debentures or (v) guarantees by the Company of Debt (a) outstanding at the date of the Indenture or (b) which may be outstanding in the future, except that Senior Debt shall include any present and future guarantees that provide by their terms that they constitute Senior Debt and the Repayment Guaranty (Limited) dated as of June 30, 1992, from the Company to Bank One, Arizona, NA (formerly The Valley National Bank of Arizona) with respect to certain indebtedness of The Villages of Desert Hills, Inc. Debt of any Person is any indebtedness, contingent or otherwise, (x) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (y) evidenced by bonds, notes, debentures or similar instruments (except any of the foregoing that constitutes a trade payable) or (z) evidenced by letters of credit. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect.

                  10. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  11. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

                  12. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of a least a majority in principal amount of the then outstanding Securities and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended: to cure any ambiguity, defect or inconsistency; to provide for assumption of the Company's obligations to Securityholders; to make any change that does not adversely affect the rights of any Securityholder; to provide for uncertificated Securities in addition to certificated Securities; to surrender a right or power conferred by the Indenture upon the Company; or to modify the Indenture to effect its qualification under the Trust Indenture Act.

                  13. DEFAULTS AND REMEDIES. An Event of Default is: default for 30 days in payment of interest on the Securities; default in payment of principal of the Securities; failure by the Company for 60 days (10 days with respect to failure to comply with the Change of Control covenant) after notice to it to comply with any of its other agreements in the Indenture or the Securities (except that with respect to certain other covenants, such defaults shall be Events of Default with such notice but without such passage of time); certain defaults under and acceleration prior to maturity of certain indebtedness; certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish quarterly compliance certificates to the Trustee.

                  14. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for, the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

                  15. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the Securities.

                  16. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minor Act.

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:
Treasurer, Del Webb Corporation, 6001 North 24th Street, Phoenix, AZ 85016.

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________

____________________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

________________________________________________________________________________

Date:  ___________________    Your Signature:  _________________________________
                                              (Sign exactly as your name appears
                                              on the face of this Security)


Signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if this Security is to be delivered, other than to and in the name of the registered holder.

__________________________________
Guaranteeing Institution

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture and paragraph 7 or 8 of this Security, check the box: [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture and paragraph 7 or 8 of this Security, state the amount:
$_____________

Date:  _____________   Your Signature:_________________________________________
                                      (Sign exactly as your name appears on the face of the Security)


Signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if this Security is to be delivered, other than to and in the name of the registered holder.

_____________________________________
Guaranteeing Institution